Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned certify pursuant to 18 U.S.C. § 1350, that:
1.	The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

RTW, Inc.
Dated: November 13, 2007	By	/s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)

Dated: November 13, 2007	By	/s/ Alfred L. LaTendresse
Alfred L. LaTendresse
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)